              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Labor Ready, Inc.
Tacoma, Washington

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 1, 1996, relating to the consolidated financial statements of Labor Ready, Inc. which is contained in that Prospectus.

    We also consent to the reference to us under the captions "Selected Consolidated Financial Information" and "Experts" in the Prospectus.

                                                  /s/  BDO Seidman, LLP

Spokane, Washington
June 12, 1996